EXHIBIT 99

FORM 4  JOINT FILER INFORMATION


NAME: LUO KEN YI

RELATIONSHIP OF REPORTING PERSON TO ISSUER: CHIEF EXECUTIVE OFFICER, CHAIRMAN OF THE BOARD AND 10% OWNER.

 ADDRESS: c/o CHINA ARCHITECTURAL ENGINEERING, INC., 105 BAISHI ROAD, JIUZHOU WEST AVENUE, ZHUHAI 519070, PEOPLE'S REPUBLIC OF CHINA

 DESIGNATED FILER: KGE GROUP LIMITED

 ISSUER AND TICKER SYMBOL: CHINA ARCHITECTURAL ENGINEERING, INC. [CAEI]

 DATE OF EARLIEST EVENT REQUIRING STATEMENT: JUNE 5, 2009


/s/  LUO KEN YI
------------------------------
 LUO KEN YI



NAME: YE NING

RELATIONSHIP OF REPORTING PERSON TO ISSUER: DIRECTOR, VICE PRESIDENT, AND 10% OWNER.

 ADDRESS: c/o CHINA ARCHITECTURAL ENGINEERING, INC., 105 BAISHI ROAD, JIUZHOU WEST AVENUE, ZHUHAI 519070, PEOPLE'S REPUBLIC OF CHINA

 DESIGNATED FILER: KGE GROUP LIMITED

 ISSUER AND TICKER SYMBOL: CHINA ARCHITECTURAL ENGINEERING, INC. [CAEI]

 DATE OF EARLIEST EVENT REQUIRING STATEMENT: JUNE 5, 2009


/s/  YE NING
------------------------------
 YE NING



NAME: TANG NIANZHONG

RELATIONSHIP OF REPORTING PERSON TO ISSUER: DIRECTOR, VICE PRESIDENT OF CHINA OPERATIONS, AND 10% OWNER.

 ADDRESS: c/o CHINA ARCHITECTURAL ENGINEERING, INC., 105 BAISHI ROAD, JIUZHOU WEST AVENUE, ZHUHAI 519070, PEOPLE'S REPUBLIC OF CHINA

 DESIGNATED FILER: KGE GROUP LIMITED

 ISSUER AND TICKER SYMBOL: CHINA ARCHITECTURAL ENGINEERING, INC. [CAEI]

 DATE OF EARLIEST EVENT REQUIRING STATEMENT: JUNE 5, 2009


 SIGNATURE:


/s/  TANG NIANZHONG
------------------------------
 TANG NIANZHONG